Exhibit 99.2
Solventum Announces Pricing of its Upsized $2 Billion Note Tender Offers

ST. PAUL, Minn., Sept. 8, 2025—Solventum (NYSE: SOLV) today announced the pricing terms of its previously announced offers (each, a “Tender Offer” and, collectively, the “Tender Offers”) to purchase for an aggregate purchase price of up to $2.0 billion in cash (the “Aggregate Cap”) specified series of its outstanding notes (collectively, the “Notes”). The Tender Offers are being made pursuant to the terms and subject to the conditions set forth in the offer to purchase dated Aug. 22, 2025, as modified by Solventum’s prior press release dated Sept. 8, 2025 increasing the Aggregate Cap, the Pool 1 Maximum Amount (as defined below) and the Tender SubCap (as defined below) (the “Offer to Purchase”).

The table below sets forth, among other things, the Total Consideration for each series of Notes that is being accepted for purchase, as calculated at 10:00 a.m., Eastern Time, on Sept. 8, 2025.

	Title of Security	CUSIPs	Aggregate Principal Amount Outstanding	Maturity Date	Par Call Date[1]	Acceptance Priority Level[2]	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Reference Yield	Total Consideration[3,4]	Approximate Aggregate Principal Amount Expected to be Accepted	Approximate Proration Factor
Pool 1 Tender Offers	5.450% Senior Notes due 2027	83444MAN1 83444MAA9 U83448AA5	$1,000,000,000	Feb. 25, 2027	Jan. 25, 2027	1	4.125% UST due January 31, 2027	FIT4	+20 bps	3.620%	$1,021.65	$650,000,000	69.35%
	5.400% Senior Notes due 2029	83444MAP6 83444MAC5 U83448AB3	$1,500,000,000	March 1, 2029	Feb. 1, 2029	2	3.875% UST due July 31, 2030	FIT1	+30 bps	3.564%	$1,048.41	$797,328,000	61.24%
Pool 2 Tender Offers	6.000% Senior Notes due 2064	83444MAT8 83444MAL5 U83448AF4	$500,000,000	May 15, 2064	Nov. 15, 2063	1	4.750% UST due May 15, 2055	FIT1	+100 bps	4.723%	$1,042.69	$457,552,000	N/A
	5.900% Senior Notes due 2054	83444MAS0 83444MAJ0 U83448AE7	$1,250,000,000	April 30, 2054	Oct. 30, 2053	2	4.750% UST due May 15, 2055	FIT1	+85 bps	4.723%	$1,046.10	$21,904,000	2.58%

1 If the repurchase yield as determined in accordance with the Offer to Purchase is less than the contractual annual rate of interest on a particular series of Notes, then the calculation will assume that the payments of such Notes are through the par call date of such Notes; if the repurchase yield as determined in accordance with the Offer to Purchase is higher than or equal to the contractual annual rate of interest on a particular series of Notes, then the calculation will assume that the payments of such Notes are through the maturity date of the Notes of such series.
2 The “Pool 1 Maximum Amount” of $1.5 billion represents the maximum aggregate purchase price of the series of Notes indicated in the table above next to “Pool 1 Tender Offers” that Solventum is offering to purchase in the priorities set forth in the table above. The “Pool 2 Maximum Amount” of $500 million represents the maximum aggregate purchase price of the series of Notes indicated in the table above next to “Pool 2 Tender Offers” that Solventum is offering to purchase in the priorities set forth in the table above. The Pool 1 Maximum Amount and the Pool 2 Maximum Amount are each referred to as a “Maximum Amount.” The Tender Offer with respect to the 5.450% Senior Notes due 2027 is subject to an aggregate principal amount sublimit of $650 million (the “Tender SubCap”). Subject to the Aggregate Cap, the Maximum Amounts, the Tender SubCap and proration, if applicable, the aggregate principal amount of each series of Notes that is purchased in the Tender Offer for that series has been determined in accordance with the order of priority set forth in the table (in numerical priority order) (the “Acceptance Priority Level”) specified in this column.
3 Includes an early tender payment of $30 per $1,000 principal amount of Notes of each series validly tendered (and not validly withdrawn) prior to or at the Early Tender Date and accepted for purchase pursuant to the applicable Tender Offer.
4 The Total Consideration is calculated using the applicable Fixed Spread for the Notes of such series. The Total Consideration for each series of Notes validly tendered prior to or at 5:00 p.m., Eastern Time, on Sept. 5, 2025 (the “Early Tender Date”) and accepted for purchase is inclusive of the applicable early tender payment. The Total Consideration for each series of Notes does not include the applicable accrued interest, which will be payable in addition to the applicable Total Consideration.

Due to the applicable Maximum Amounts, Solventum will not accept for purchase any of the 5.600% Senior Notes due 2034 or 5.450% Senior Notes due 2031.

Notes tendered and not accepted for purchase will be promptly credited to the tendering holder’s account or otherwise returned to the holder without cost.

In addition to the applicable Total Consideration for each series of Notes, holders of Notes accepted for purchase will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from and including the applicable most recent interest payment date up to but excluding the settlement date, which is currently expected to be Sept. 10, 2025 (the “Settlement Date”).

Solventum 2025 Tender Offer Pricing Press Release          Page 2 of 2

The applicable Total Consideration listed in the table above will be paid per $1,000 principal amount of each series of Notes validly tendered and accepted for purchase pursuant to the applicable Tender Offer on the Settlement Date. Only holders of Notes who validly tendered and did not validly withdraw their Notes prior to or at the Early Tender Date are eligible to receive the applicable Total Consideration for Notes accepted for purchase.

J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Barclays Capital Inc. and Goldman Sachs & Co. LLC are acting as the lead dealer managers in connection with the Tender Offers (collectively, the “Lead Dealer Managers” and, together with the co-dealer managers named in the Offer to Purchase, the “Dealer Managers”). D.F. King & Co., Inc. is acting as the information and tender agent in connection with the Tender Offers (the “Information and Tender Agent”). Requests for assistance relating to the Tender Offers or for additional copies of the Offer to Purchase or other related documents may be directed to J.P. Morgan Securities LLC at (212) 834-3554 (collect) and (866) 834-4666 (toll free), Morgan Stanley & Co. LLC at (212) 761-1057 (collect) and (800) 624-1808 (toll free), Barclays Capital Inc. at (212) 528-7581 (collect) and (800) 438-3242 (toll free) and Goldman Sachs & Co. LLC at (212) 357-1452 (collect) and (800) 828-3182 (toll free), as the Lead Dealer Managers, or to the Information and Tender Agent at (212) 771-1130 (banks and brokers), (877) 478-5045 (toll free) and SOLV@dfking.com. Holders of the Notes may also contact their broker, dealer, commercial bank, trust company or other nominee or intermediary for assistance concerning the Tender Offers. Holders of the Notes are urged to review the Offer to Purchase for the detailed terms of the Tender Offers and the procedures for tendering their Notes.

Neither the Offer to Purchase nor any related document has been filed with the U.S. Securities and Exchange Commission, nor have any such documents been filed with or reviewed by any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Offer to Purchase or any related documents, and it is unlawful and may be a criminal offense to make any representation to the contrary.

This press release does not constitute an offer to purchase, or a solicitation of an offer to sell, or the solicitation of tenders with respect to, the Notes or any other securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, purchase or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase and only to such persons and in such jurisdictions as is permitted under applicable law. None of Solventum or its affiliates, their respective boards of directors, the Dealer Managers, the Information and Tender Agent or the trustee with respect to any series of Notes makes any recommendation as to whether holders of the Notes should tender, or refrain from tendering, all or any portion of the principal amount of their Notes pursuant to the Tender Offers, and no one has been authorized by any of them to make such a recommendation. Holders of the Notes must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of their Notes to tender pursuant to the Tender Offers.

Forward-Looking Statements
This release contains forward-looking statements, including regarding the timing, terms and completion of the Tender Offers. All statements that are not statements of historical fact are forward-looking statements. Such statements are based upon the current beliefs and expectations of Solventum’s management and are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including, but not limited to, general market conditions which might affect the Tender Offers and other factors identified in the Offer to Purchase. For a discussion of such risks and other factors that might impact forward-looking statements, see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Solventum’s periodic reports on file with the U.S. Securities and Exchange Commission. Solventum assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

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